Exhibit (b)

FLAT ROCK CAPITAL CREDIT FUND

FORM OF BY-LAWS

Dated as of August __, 2020

i

Flat rock CAPITAL CREDIT fund

FORM OF BY-LAWS

These By-Laws are made and adopted pursuant to Section IV.3 of the Amended and Restated Agreement and Declaration of Trust establishing Flat Rock Capital Credit Fund dated as of the date hereof, as from time to time amended (as amended from time to time, the “Declaration”). All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.

ARTICLE I

Shareholder Meetings

1.1 Chairman. The Chairman, if any, shall act as chairman at all meetings of the Shareholders; in the Chairman’s absence, the Trustee or Trustees present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.

1.2 Proxies; Voting. Shareholders may vote either in person or by duly executed proxy and each full share represented at the meeting shall have one vote, all as provided in Article V of the Declaration.

1.3 Fixing Record Dates. For the purpose of determining the Shareholders who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are entitled to participate in any dividends, or for any other proper purpose, the Trustees may from time to time, without closing the transfer books, fix a record date in the manner provided in Section V.5 of the Declaration. If the Trustees do not, prior to any meeting of Shareholders, so fix a record date or close the transfer books, then the date of mailing notice of the meeting or the date upon which the dividend resolution is adopted, as the case may be, shall be the record date. Notice of any meeting of Shareholders shall be deemed waived by any Shareholder who attends the meeting in person or by proxy or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting.

1.4 Inspectors of Election. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chairman, if any, of any meeting of Shareholders may, and on the request of any Shareholder or Shareholder proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors of Election shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three Inspectors of Election are to be appointed, but failure to allow such determination by the Shareholders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector of Election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the Chairman, if any, of the meeting, or of any Shareholder or Shareholder proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

1.5 Records at Shareholder Meetings. At each meeting of the Shareholders, there shall be made available for inspection at a convenient time and place during normal business hours, if requested by Shareholders, the minutes of the last previous Annual or Special Meeting of Shareholders of the Trust and a list of the Shareholders of the Trust, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Shareholders shall contain the name and the address of each Shareholder in alphabetical order and the number of Shares owned by such Shareholder. Shareholders shall have such other rights and procedures of inspection of the books and records of the Trust as are granted to shareholders of a Delaware business corporation.

ARTICLE II

TRUSTEES

2.1 Annual and Regular Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the Chief Executive Officer, the Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice and shall generally be held quarterly. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent.

2.2 Chairman; Records. The Chairman, if any, shall act as chairman at all meetings of the Trustees; in absence of a chairman, the Trustees present shall elect one of themselves to act as temporary chairman. The results of all actions taken at a meeting of the Trustees, or by unanimous written consent of the Trustees, shall be recorded by the person appointed by the Board of Trustees as the meeting secretary.

ARTICLE III

OFFICERS

3.1 Officers of the Trust. The officers of the Trust shall consist of a Chief Executive Officer, a Secretary, a Treasurer and such other officers or assistant officers as may be elected or authorized by the Trustees. Any two or more of the offices may be held by the same Person, except that the same person may not be both Chief Executive Officer and Secretary. No officer of the Trust need be a Trustee.

3.2 Election and Tenure. At the initial organization meeting, the Trustees shall elect the Chairman, if any, Chief Executive Officer, Secretary, Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. Such officers shall serve at the pleasure of the Trustees or until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

3.3 Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, Chief Executive Officer, or Secretary, and such resignation shall take effect immediately upon receipt by the Chairman, if any, Chief Executive Officer, or Secretary, or at a later date according to the terms of such notice in writing.

3.4 Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of such officer’s duties in such amount and with such sureties as the Trustees may determine.

3.5 Chief Executive Officer. The Trustees may designate a Chief Executive Officer. In the absence of such designation, the President shall be the Chief Executive Officer of the Trust. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Trust, as determined by the Trustees, and for the management of the business and affairs of the Trust. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these By-Laws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Trustees from time to time.

3.6 Chief Financial Officer. The Trustees may designate a Chief Financial Officer. The Chief Financial Officer shall have the responsibilities and duties as determined by the Trustees or the Chief Executive Officer.

3.7 Chief Operating Officer. The Trustees may designate a Chief Operating Officer. The Chief Operating Officer shall have the responsibilities and duties as determined by the Trustees or the Chief Executive Officer.

3.8 Secretary. The Secretary shall maintain the minutes of all meetings of, and record all votes of, Shareholders, Trustees and the Executive Committee, if any. The Secretary shall be custodian of the seal of the Trust, if any, and the Secretary (and any other person so authorized by the Trustees) shall affix the seal, or if permitted, facsimile thereof, to any instrument executed by the Trust which would be sealed by a Delaware business corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to such office in a Delaware business corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.

3.9 Treasurer. Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the Chief Executive Officer all powers and duties normally incident to the office. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. The Treasurer shall deposit all funds of the Trust in such depositories as the Trustees shall designate. The Treasurer shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees or the Chief Executive Officer. The Treasurer shall keep accurate account of the books of the Trust’s transactions which shall be the property of the Trust, and which together with all other property of the Trust in the Treasurer’s possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust. The Treasurer shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of any series of the Trust on behalf of such series.

3.10 President. In the absence of a designation of a chief operating officer by the Trustees, the President shall be the Chief Operating Officer. In the absence of a designation of a chief executive officer by the Trustees, the president shall be the Chief Executive Officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these By-Laws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Trustees from time to time.

3.11 Vice Presidents. In the absence of the President or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to such vice president by the Chief Executive Officer, the President or the Trustees. The Trustees may designate one or more vice presidents as executive vice president, senior vice president, or vice president for particular areas of responsibility.

3.12 Chief Compliance Officer. The Trustees may designate a chief compliance officer who shall have the responsibilities and duties as set forth by the Trustees or the Chief Executive Officer.

3.13 Other Officers and Duties. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon such person by the Trustees or delegated to such person by the Chief Executive Officer.

ARTICLE IV

MISCELLANEOUS

4.1 Depositories. In accordance with Section VI.1 of the Declaration, the funds of the Trust shall be deposited in such custodians as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the adviser, administrator or manager), as the Trustees may from time to time authorize.

4.2 Signatures. All contracts and other instruments shall be executed on behalf of the Trust by its properly authorized officers, agent or agents, as provided in the Declaration or these By-Laws or as the Trustees may from time to time by resolution provide.

4.3 Seal. The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Trust may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absence of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.

4.4 Conflicts with the 1940 Act. If and to the extent that any provision of these By-Laws or any provision of the Certificate of Trust conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act shall control.

ARTICLE V

SHARE TRANSFERS

5.1 Transfer Agents, Registrars and the Like. As provided in Section IV.3 of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the Trust as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

5.2 Transfer of Shares. The Shares of the Trust shall be transferable on the books of the Trust only upon delivery to the Trustees or a transfer agent of the Trust of proper documentation as provided in Section III.2 of the Declaration. The Trust, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of such evidence as may be reasonably required to show that the requested transfer is proper.

5.3 Registered Shareholders. The Trust may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

ARTICLE VI

AMENDMENT OF BY-LAWS

6.1 Amendment and Repeal of By-Laws. In accordance with Section IV.3 of the Declaration, the Trustees shall have the exclusive power to amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt By-Laws that are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.